Exhibit 10.1

GenBio Inc. Announces Filing of Provisional Patent Application for Its ImmuneResq{TM}

A Nutraceutical Aimed at Treating Inflammation and the Chronic Serious Conditions that Result

ALISO VIEJO, CA, UNITED STATES, April 12, 2022 /EINPresswire.com/ — GenBio, Inc. is pleased to announce it has filed a provisional patent with the United States Patent Office (“USPTO”) and has (patent pending) status as of April 4th, 2022, on a new novel natural extract demonstrating outstanding bioactivity in recent research. The company aims to identify molecular pathways to support its nutraceutical developments called ImmuneResq{TM}

GenBio has assembled an international research team to pursue, under the direction of the eminent scientific teams that undertook the original pioneering research. Thirdly a specialist team from Oxfordshire, England will complement the research program. Genbio’s research will be incorporated into the new range of FOMO Corp’s (OTC: FOMC) FOMO-brand drinks with the assistance of its strategic partner Himalaya Technologies, Inc. (OTCMKTS:HMLA)

GenBio holds the position that obesity is a chronic low-grade inflammation and that tackling the obesity epidemic head-on remains a top priority. There is compelling evidence that the ‘Overfat’ pandemic, estimated to be 62-76% worldwide is comprised of individuals with excess body fat sufficient to impair health. This overfat condition can also occur in significant numbers of normal-weight, non-obese individuals. Being overfat increases the risk for a wide spectrum of common cardiovascular and metabolic abnormalities, chronic diseases, physical impairment and can compromise the immune system.

The aim of the research is also to focus on more efficient ways of reducing inflammatory cells and examine the role of cytokines, which are an essential part of the body’s process to fight off diseases contracted, and injuries sustained as a normal part of living life. The key research is to identify, then prevent, inflammatory cell penetration into the heart, liver and fat pads, even when individuals continue a high fat diet. This will lead to prevention of the tissue damage caused by these excess inflammatory cells and prevent or slow down the progression of the chronic disease without toxic side effects.

About GenBio. Inc.

GenBio, Inc. (https://genbioinc.com/) A USA based biotechnology company aims to create, through its Investigative New Drug program (IND), the next generation of anti-inflammatory drugs with the intention to disrupt the projected $191 billion+ anti-inflammatory drug market. GenBio, in addition, has access to a vast catalog of natural herbs, extracts, superfoods and functional food ingredients that can and will be formulated and licensed out to create a range of new nutraceuticals to aid in boosting the human immune system and promoting good health and longevity.

About Himalaya Technologies, Inc.

Himalaya Technologies, Inc. (https://www.himalayatechnologies.com/) is a publicly traded company (OTCMKTS:HMLA). At the core it acquires unique companies that drive shareholder value. HMLA invests and provides expansion capital for companies and technologies in multiple sectors.

Forward Looking Statements

Statements in this press release about the future expectations, including without limitation, the likelihood that GenBio, Inc. will be able to meet minimum expectations, be successful and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. GenBio’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form, shape, or manner as an indication of the Company’s future revenues or financial condition.

Contact:

Chief Marketing Officer

Todd D. Sonoga
GenBio Inc.
+1 949-705-8021
info@genbioinc.com